UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 7, 2015

URBAN EDGE PROPERTIES
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-36523	No. 47-6311266
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

888 Seventh Avenue New York, New York	10106
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 956-2556

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 7, 2015, Vornado Realty Trust (“VNO”) issued a press release announcing the modification of the $120 million, 6.04% mortgage loan secured by its Montehiedra Town Center, in the San Juan area of Puerto Rico. As previously announced, Montehiedra Town Center, subject to the loan, will be contributed to Urban Edge Properties (“UE”) as part of the spin-off of UE from VNO, effective as of January 15, 2015.  As part of the planned redevelopment of the property, UE is committed to fund $20 million through a loan for leasing and building capex of which $8 million has been funded.

The press release announcing certain details of the modification of the loan is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 or furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Urban Edge Properties, under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release dated January 7, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

By:	/s/ Donald P. Casey
Name:	Donald P. Casey
Title:	General Counsel and Secretary

Date:  January 7, 2015

Exhibit Index

99.1           Press Release dated January 7, 2015.